UNITED STATESS
ECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934
Date of Report (Date of earliest event reported) August 30, 2004

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation)	0-6253 (Commission File Number)	71-0407808 (I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)	71601 (Zip Code)

(870) 541-1000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

        The following is the text of a press release issued by the registrant at 3:20 P. M. Central Standard Time on August 30, 2004.

SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.14 PER SHARE DIVIDEND

        Pine Bluff, AR — Simmons First National Corporation’s (NASDAQ NM: SFNC) Board of Directors declared a regular $0.14 per share quarterly cash dividend payable October 1, 2004, to shareholders of record September 15, 2004. This dividend represents a $0.01 per share, or 7.69% increase over the dividend paid for the same period in 2003.

        Simmons First National Corporation is a financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado, and Hot Springs, Arkansas. The Company’s eight banks conduct financial operations from 80 offices, of which 78 are financial centers, in 45 communities.

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FOR MORE INFORMATION CONTACT:

Lawrence Fikes
Vice President, Marketing
Simmons First National Bank
870-541-1438
Ticker symbol: SFNC

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: August 30, 2004	/s/ Robert A. Fehlman

Robert A. Fehlman, Senior Vice President and Chief Financial Officer